UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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◻ Preliminary information statement

◻ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☑ Definitive information statement

MUTUAL FUNDS AND VARIABLE INSURANCE TRUST
(Name of Registrant as Specified in Its Charter)

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Mutual Fund and Variable Insurance Trust

36 North New York Ave.

Huntington, NY 11743

March 25, 2020

Dear Shareholders,

The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter. The document relates to a change in the ownership of the investment sub-adviser to Rational/ReSolve Adaptive Asset Allocation Fund (the “Fund”), a series of Mutual Fund and Variable Insurance Trust, which required the approval of a new sub-advisory agreement with the sub-adviser.

As described in the enclosed Information Statement, the Board of Trustees of Mutual Fund and Variable Insurance Trust has approved a new sub-advisory agreement with ReSolve Asset Management Inc. on the terms described herein.

As always, please feel free to contact the Fund at 1-800-253-0412 with any questions you may have.

Jerry Szilagyi

President

Mutual Fund and Variable Insurance Trust

MUTUAL FUND AND VARIABLE INSURANCE TRUST

Rational/RESOLVE ADAPTIVE ASSET ALLOCATION Fund

March 25, 2020

36 North New York Ave.

Huntington, NY 11743

INFORMATION STATEMENT

This information Statement is being provided to the shareholders of Rational/ReSolve Adaptive Asset Allocation Fund (the “Fund”), a series of Mutual Fund and Variable Insurance Trust (“MFVIT” or the “Trust”). This Information Statement is in lieu of a proxy statement, pursuant to the terms of an exemptive order that Catalyst Capital Advisors, LLC, an affiliate of Rational Advisors, Inc., the Fund’s investment adviser (the “Adviser” or “Rational”) received from the U.S. Securities and Exchange Commission (the “SEC”) on January 13, 2014 (the “Order”). The Order permits the Adviser to hire or replace investment sub-advisers and to make changes to existing sub-advisory agreements with the approval of the Board of Trustees of the Trust (the “Board” or the “Trustees”), without obtaining shareholder approval. Under the conditions of the Order, the Board must provide notice to shareholders within ninety (90) days of hiring a new sub-adviser or implementing any material change in a sub-advisory agreement. The Trust may rely on the Order because the Fund is managed by Catalyst Capital Advisors, LLC (or any entity controlling, controlled by or under common control with Catalyst Capital Advisors, LLC, such as the Adviser) and complies with the terms and conditions set forth in the application for the Order.

At an in-person meeting held on December 13, 2019, the Board, made up entirely of individuals who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust (“Independent Trustees”), considered and approved a new sub-advisory agreement with ReSolve Asset Management Inc. (the “Sub-Adviser” or “ReSolve”) to allow ReSolve to continue serving as the sub-adviser to the Fund. At that time, the sub-advisory agreement between the Adviser and Sub-Adviser, with respect to the Fund (the “New Sub-Advisory Agreement”) (in substantially the form attached hereto as Annex A) was approved by the Board. The New Sub-Advisory Agreement with the Sub-Adviser became effective as of December 27, 2019.

Prior to December 27, 2019, Michael Philbrick, ReSolve’s founder and then-President, owned approximately 26.33% of the common shares of ReSolve. Effective as of December 27, 2019, as part of ongoing long-term business planning, Mr. Philbrick sold all of his shares of ReSolve to ReSolve’s other shareholders. The sale of this ownership interest constituted a change in control of ReSolve (the “Change of Control”), resulting in the “assignment” of the prior sub-advisory agreement between Rational and ReSolve dated February 27, 2018 (the “Prior Agreement”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Such an assignment under the 1940 Act resulted in the automatic termination of the Prior Agreement.

Mr. Philbrick had given the Board advance notice of the Change of Control. As discussed below under “Board Considerations in Approving the New Sub-Advisory Agreement,” in order to enable ReSolve to continue serving as the Fund’s sub-adviser, the Board approved the New Sub-

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Advisory Agreement and authorized the Adviser to enter into the New Sub-Advisory Agreement with ReSolve with respect to the Fund, effective December 27, 2019, due to the Prior Agreement’s automatic termination on or about December 27, 2019, resulting from the Change of Control.

This Information Statement is being supplied to shareholders to fulfill the notice requirement of the Order, and a notice regarding the website availability of this Information Statement will be mailed on or about March 25, 2020 to the Fund’s shareholders of record as of March 11, 2020 (the “Record Date”). This Information Statement describes the New Sub-Advisory Agreement. As of the Record Date, there were issued and outstanding 2,436,585.7940 shares of the Fund. As there will be no vote taken, no shares are entitled to vote on the matters discussed in this Information Statement.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

The Trust will furnish, without charge, a copy of the Fund’s most recent annual or semi-annual report to any shareholder upon request. To obtain the Fund’s annual or semi-annual report, please contact the Fund by calling 1-800-253-0412, or by writing to 36 North New York Avenue, Huntington, NY 11743, c/o Rational/ReSolve Adaptive Asset Allocation Fund.

I.       BACKGROUND

MFVIT is an open-end management investment company, consisting of several series, each of which is a separate “mutual fund,” and each fund sells and redeems shares every day that it is open for business. The Trust was organized as a Delaware statutory trust by a Certificate of Trust filed on June 23, 2006, with the Secretary of State of Delaware, and is registered with the SEC under the 1940 Act. The Fund is a series of beneficial interest in the Trust having different investment objectives, investment restrictions, investment programs and investment advisers than the other series of the Trust.

The Adviser is located at 53 Palmeras St. Suite 601, San Juan, PR 00901. Pursuant to an investment management agreement with the Trust, on behalf of the Fund (the “Advisory Agreement”), the Adviser, subject to the supervision of the Board and in conformity with the stated policies of the Fund, manages the operations of the Fund, selecting investments according to the Fund’s investment objectives, policies and restrictions. The Adviser may retain one or more sub-advisers, at its own cost and expense, subject to the approval of the Board, for the purpose of managing the investment of all or a portion of the assets of the Fund. Pursuant to the Advisory Agreement, the Adviser receives a fee paid monthly at the annual rate of 1.75% of the Fund’s average daily net assets. The following table provides information about the management fees that the Fund paid to the Adviser for the last three fiscal years ended December 31.

	Fiscal Year Ended December 31
	2017	2018	2019
Total Management Fee	$396,386	$272,932	$694,669
Waiver/Reimbursement	$117,608	$148,267	$140,730
Net Management Fee	$278,778	$124,665	$553,939
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The Fund uses a “multi-manager” approach by selecting one or more sub-advisers to manage the Fund’s assets. Section 15(a) of the 1940 Act generally requires the shareholders of a mutual fund to approve an agreement pursuant to which a person serves as the investment adviser or sub-adviser for a mutual fund. As stated above, Catalyst Capital Advisors, LLC (“Catalyst”) (or any entity controlling, controlled by or under common control with Catalyst, such as the Adviser) has obtained an Order that permits the Adviser to enter into sub-advisory agreements with sub-advisers without obtaining shareholder approval. The Adviser, subject to the review and approval of the Board, selects sub-advisers for the Fund, and supervises and monitors the performance of each sub-adviser. The Order also permits the Adviser, subject to the approval of the Board, to replace sub-advisers or amend sub-advisory agreements without shareholder approval (except in the case of affiliated sub-advisers) whenever the Adviser and the Board believe such action will benefit the Fund and its shareholders.

II.       THE NEW SUB-ADVISORY AGREEMENT

At a December 13, 2019 in-person meeting, the Board approved the New Sub-Advisory Agreement between the Adviser and Sub-Adviser. Under the terms of the New Sub-Advisory Agreement, the Adviser pays the Sub-Adviser a monthly fee equal to one half of its net advisory fee, which is the fee received by the Adviser after any taking into account any fee waiver and/or payment of Fund expenses by the Adviser under the expense limitation agreement between the Adviser and the Trust. The New Sub-Advisory Agreement, dated December 27, 2019, contains substantially identical terms and conditions as the Prior Agreement except for the dates of execution and termination.

For such compensation, the Sub-Adviser, at its expense, continuously furnishes an investment program for the Fund, makes investment decisions on behalf of the Fund, and places orders for the purchase and sale of portfolio securities, subject to the Fund’s investment objectives, policies, and restrictions and such policies as the Trustees determine.

The New Sub-Advisory Agreement provides that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by the Trustees at a meeting called for that purpose or by the vote of a majority of the outstanding shares of the Trust. The New Sub-Advisory Agreement will automatically terminate on assignment and is terminable upon notice by the Fund. In addition, the New Sub-Advisory Agreement can be terminated on not less than 60 days’ notice by the Sub-Adviser given to the Fund.

The New Sub-Advisory Agreement provides that the Sub-Adviser will not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

The New Sub-Advisory Agreement is attached as Annex A. You should read the New Sub-Advisory Agreement. The description in this Information Statement of the New Sub-Advisory Agreement is only a summary.

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Sub-Adviser

ReSolve Asset Management Inc. is located at, 1 Adelaide Street E, Suite 2100, Toronto, Ontario, M5C 2V9. ReSolve is registered as an investment adviser under the Investment Advisers Act of 1940. ReSolve was founded in September 2015 and provides investment management services to registered investment companies. As of December 31, 2019, the Sub-Adviser had discretionary investment management authority with respect to approximately $304.6 million of assets. The Sub-Adviser’s current principal beneficial owners are Adam Butler (35.74%), Doug Hole (35.74%), Rodrigo Gordillo (13.59%), and Mighty Oak Holdings (13.59%). Below is the name and principal occupation of each principal executive officer of the Sub-Adviser. The business address for each person listed below is 1 Adelaide Street E, Suite 2100, Toronto, Ontario, M5C 2V9.

Name	Title(s) and Principal Occupation
Adam Butler	Chief Executive Officer, Chief Investment Officer, and Ultimate Designated Person
Rodrigo Gordillo	President and Secretary
Jason Russell	Chief Operating Officer and Chief Compliance Officer

Messrs. Philbrick, Butler and Gordillo have served as the Fund’s co-portfolio managers since February 2018. Mr. Philbrick also serves as ReSolve’s chief compliance officer with respect to SEC regulation, in which capacity he reports to Mr. Russell. The Trust understands that Mr. Philbrick, who had been ReSolve’s President at the time of the Change of Control, will resign all his positions with ReSolve during the second quarter of 2020, with the exception of his role as ReSolve’s chief compliance officer with respect to SEC regulation, at which time he will no longer serve as a co-portfolio manager of the Fund. However, please note that Mr. Philbrick’s plans with respect to his service as a co-portfolio manager of the Fund are subject to change without prior notice. At such time as Mr. Philbrick no longer serves as the Fund’s co-portfolio manager, the Trust will supplement the Fund’s registration statement accordingly.

IV.       CURRENT AND PROFORMA FEES

Because the Sub-Adviser’s fees will be paid from the management fee paid to the Adviser under the Advisory Agreement, the Fund’s fees and expenses are not changed by the New Sub-Advisory Agreement. Therefore, no comparative expense tables are presented.

V.	BOARD CONSIDERATIONS IN APPROVING THE NEW SUB-ADVISORY AGREEMENT

In connection with an in-person meeting held on December 13, 2019, the Trustees, all of whom are Independent Trustees, discussed the proposed approval of the New Sub-Advisory Agreement and considered materials that the Board had specifically requested as part of its annual review of the ReSolve relationship. The Trustees met in executive session with counsel, who provided assistance and advice, and reviewed the duties and responsibilities of the Trustees in evaluating and approving the New Sub-Advisory Agreement. The Trustees were assisted by legal counsel throughout the review process. The Trustees relied upon the advice of legal counsel and their own business judgment in evaluating the New Sub-Advisory Agreement and the weight to

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be given to each factor considered. The conclusions reached by the Trustees were based upon a comprehensive evaluation and discussion of all the information provided and were not the result of any one factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the New Sub-Advisory Agreement. In connection with their deliberations regarding approval of the New Sub-Sub-Advisory Agreement, the Trustees reviewed materials prepared by ReSolve. The Trustees also considered the information presented at Board meetings throughout the year.

Nature, Extent & Quality of Services. The Trustees discussed the services that ReSolve provided to the Fund under the Prior Agreement and would provide under the New Sub-Advisory Agreement. The Trustees reviewed information concerning the background and experience of the portfolio management and other personnel who provide and would continue to provide services to the Fund, as well as information concerning ReSolve’s financial condition and resources, business, operations, and compliance capabilities. The Board considered the consistency in sub-advisor personnel and acknowledged the many years of expertise of the management team. The Trustees noted that ReSolve had reported no material compliance or regulatory matters. After discussion, the Trustees concluded that ReSolve had good quality and depth of personnel, resources and investment methods essential to performing its duties under the New Sub-Advisory Agreement and that the nature, overall quality and extent of the management services provided to the Fund by ReSolve were satisfactory.

Performance. The Trustees noted that for the 1-, 3-, and 5-year periods ended September 30, 2019, the Fund outperformed the average performance of its peer group and Morningstar categories: Managed Futures and Tactical Allocation. The Board also noted that the Fund outperformed its peer group and the Managed Futures category for the 10-year period ended September 30, 2019, but underperformed the Tactical Allocation category for that period. The Trustees discussed the criteria used by Rational for selecting the peer group. The Board also compared the Fund’s performance against its benchmark indices, noting that the Fund outperformed the BofAML 3 Month Treasury Bill Index and Barclays CTA Index for all periods, and outperformed the S&P 500 TR Index for the 1-year period, but underperformed the S&P 500 TR Index for the 3-, 5-, and 10-year periods. Rational reported that since March 1, 2018, when ReSolve commenced serving as sub-advisor to the Fund, the Fund has returned 6.52% annualized versus 8.14% for the S&P 500 TR Index and 3.35% for the Barclays CTA Index.

The Trustees also reviewed performance information for a composite of similarly managed separate accounts for periods ended September 30, 2019 and noted that the composite outperformed its benchmark, the Global Balanced Portfolio, for the 1- and 3-year periods and since the inception of the composite.

Fees & Expenses. The Trustees considered that the sub-advisory fees payable to ReSolve pursuant to the New Sub-Advisory Agreement would be entirely paid by Rational and would be the same as under the Prior Agreement. The Trustees noted that ReSolve received 50% of the net advisory fee and noted that the fee was lower than the fees that ReSolve received for managing other accounts. The Board discussed the Fund’s strategy and determined that the sub-advisory fee was reasonable for the investment services provided.

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Profitability. The Trustees reviewed information regarding the profitability to ReSolve of managing the Fund.

“Fall-out” Benefits. The Trustees considered fall-out benefits received by ReSolve and its affiliates from their relationship with the Fund and the Trust.

Economies of Scale. The Trustees agreed that economies of scale are primarily an advisor-level issue and should be considered with respect to the overall advisory contract, taking into consideration the impact of the sub-advisory expense.

Conclusion. No single factor was determinative to the decision of the Trustees. Having requested, reviewed and discussed in depth such information relating to ReSolve as the Trustees believed to be reasonably necessary to evaluate the terms of the New Sub-Advisory Agreement, and as assisted by the advice of counsel, the Trustees concluded that approval of the New Sub-Advisory Agreement was in the best interests of the Fund and its shareholders.

VI.       OTHER MATTERS

Security Ownership of Management and Certain Beneficial Owners. As of March 11, 2020, the only shareholders known to the Trust to be the beneficial owners of 5% or more of the outstanding shares of each class of shares of the Fund are listed below. A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. A shareholder owning of record or beneficially more than 25% of any class of the Fund's outstanding shares may be considered a control person of that share class. That shareholder's vote could have more significant effect on matters presented at a shareholder's meeting with respect to that class than votes of other shareholders.

Class A Shares

Name & Address	Shares	Percentage of Fund
National Financial Services LLC 499 Washington Blvd Jersey City, NJ 07310	6,618.8420	5.53%
National Financial Services LLC 499 Washington Blvd Jersey City, NJ 07310	9,562.6480	7.99%

As of March 11, 2020, the Trustees and officers of the Trust, individually and as a group, owned less than 1% of the Fund’s outstanding Class A shares.

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Class C Shares

Name & Address	Shares	Percentage of Fund
National Financial Services LLC 499 Washington Blvd Jersey City, NJ 07310	1,197.3770	7.13%
National Financial Services LLC 499 Washington Blvd Jersey City, NJ 07310	7,263.4110	43.27%
National Financial Services LLC 499 Washington Blvd Jersey City, NJ 07310	1,766.2840	10.52%
National Financial Services LLC 499 Washington Blvd Jersey City, NJ 07310	1,399.1400	8.33%
National Financial Services LLC 499 Washington Blvd Jersey City, NJ 07310	877.9510	5.23%

As of March 11, 2020, the Trustees and officers of the Trust, individually and as a group, owned less than 1% of the Fund’s outstanding Class C shares.

Institutional Class Shares

Name & Address	Shares	Percentage of Fund
LPL Financial/FBO Customer Accounts Attn Mutual Fund Operation PO Box 509046 San Diego, CA 92150-9046	330,692.5260	13.57%
Charles Schwab and Co Inc/Special Custody A C FBO Customers Attn Asset Recon San Francisco, CA 94105-2318	1,443,147.0920	59.23%

As of March 11, 2020, the Trustees and officers of the Trust, individually and as a group, owned approximately 2.43% of the Fund’s outstanding Institutional Class Shares.

Operation of the Fund. The Fund is a diversified series of the Trust, an open-end investment management company organized as a Delaware statutory trust on June 23, 2006. The Trust’s principal offices are located at 36 North New York Avenue, Huntington, NY 11743. The Board supervises the business activities of the Fund. Like other mutual funds, the Fund retains

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various organizations to perform specialized services. The Fund currently retains the Adviser as Fund manager and investment adviser. Northern Lights Distributors, LLC, located at 4221 North 203rd Street, Elkhorn, NE 68022, serves as principal underwriter and distributor of the Fund. Gemini Fund Services, LLC, located at 17605 Wright Street, Omaha, NE 68130, provides the Fund with transfer agent, accounting, and certain administrative services. MFund Services LLC, located at 36 North New York Avenue, Huntington, NY 11743 and an affiliate of the Adviser, provides the Fund with certain management compliance and legal administrative services.

Shareholder Proposals. The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust’s solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The cost of the preparation, printing and distribution of this Information Statement is being paid by the Trust.

Delivery of Documents to Shareholders Sharing an Address. Only one Notice Regarding Internet Availability of this Information Statement is being delivered to multiple shareholders sharing an address unless the Trust has received contrary instructions from one or more of the shareholders. Upon written or oral request, the Trust will promptly deliver a separate copy of the Notice Regarding Internet Availability or this Information Statement to a shareholder at a shared address to which a single copy of the document was delivered. Contact the Fund by calling 1-800-253-0412, or by writing to 36 North New York Avenue, Huntington, NY 11743, c/o Rational/ReSolve Adaptive Asset Allocation Fund. Shareholders at shared addresses can also contact the Fund to indicate their preference regarding receiving multiple or single copies annual or semi-annual reports, information statements or Notices of Internet Availability of information statements or proxy materials at their shared address.

BY ORDER OF THE BOARD OF TRUSTEES

Jerry Szilagyi, President

Dated: March 25, 2020

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ANNEX A

SUB-ADVISORY AGREEMENT

SUB-ADVISORY AGREEMENT, between Rational Advisors, Inc., an Ohio corporation (the “Adviser”), and ReSolve Asset Management, Inc., a corporation formed under the laws of Canada (the “Sub-Adviser”).

WHEREAS, the Adviser acts as an investment adviser to series of the Mutual Fund and Variable Insurance Trust, a Delaware statutory trust (the “Trust”), pursuant to a Management Agreement dated as of January 1, 2016 (the “Management Agreement”);

WHEREAS, the Adviser warrants and represents to the Sub-Adviser that Adviser has full legal authority to engage unaffiliated investment managers as sub-advisers to manage accounts and or assets designated for the Adviser’s management by the Trust;

WHEREAS, the Sub-Adviser is registered with the Securities and Exchange Commission as an investment advisor under the Investment Advisors Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Adviser and the Sub-Adviser had entered into sub-advisory agreement dated February 27, 2018 (the “Prior Agreement”) whereby the Sub-Adviser rendered investment advisory services to Rational/ReSolve Adaptive Asset Allocation Strategy Fund (the “Fund”), a series of shares of beneficial interest of the Trust; and

WHEREAS, the Sub-Adviser informed the Board that it expected to experience a “change of control,” as defined in Section 2(a)(9) of the 1940 Act, of the Sub-Adviser, on or about December 27, 2019 (the “Change of Control”) that would result in the assignment automatic termination under the terms of the Prior Agreement; and

WHEREAS, the Adviser desires the Sub-Adviser to continue to render investment advisory services to the Fund effective as of the Change of Control, and the Sub-Adviser is willing to continue to render such services;

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties hereto agree as follows:

Appointment and Status of Sub-Adviser. The Adviser hereby appoints the Sub-Adviser to provide investment advisory services to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor of the Adviser and the Trust and shall, unless otherwise expressly provided herein or authorized by the Adviser or the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent of the Adviser or the Trust.

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Sub-Adviser's Duties. Subject to the general supervision of the Trust's Board of Trustees (the “Board”) and the Adviser, the Sub-Adviser shall, employing its discretion, manage the investment operations of the Fund and the composition of the portfolio of securities and investments (including cash) belonging to the Fund, including the purchase, retention and disposition thereof and the execution of agreements relating thereto, in accordance with the Fund’s investment objective, policies and restrictions as stated in the Fund's then-current Prospectus and Statement of Additional Information (together, the “Prospectus”) and subject to the following understandings:

(a)	The Sub-Adviser shall furnish a continuous investment program for the Fund and determine from time to time what investments or securities will be purchased, retained or sold by the Fund and what portion of the assets belonging to the Fund will be invested or held uninvested as cash;

(b)	The Sub-Adviser shall use its best judgment in the performance of its duties under this agreement;

(c)	The Sub-Adviser, in the performance of its duties and obligations under this agreement for the Fund, shall act in conformity with the Trust's declaration of trust, its by-laws and the Fund's prospectus and with the reasonable instructions and directions of the Trust's Board of Trustees and the Adviser, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;

(d)	The Sub-Adviser shall determine the securities to be purchased or sold by the Fund and will place portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities, subject to paragraph heading: Execution of Purchase and Sale Orders below;

(e)	The Sub-Adviser shall maintain books and records with respect to the securities transactions of the Fund and shall render to the adviser and the Trust's Board of Trustees such periodic and special reports as the Adviser or the board may reasonably request;

(f)	The Sub-Adviser shall provide the Trust's custodian and fund accountant on each business day with information about the Fund’s securities transactions, and with such other information relating to the Trust as may be required under the terms of the then-current custody agreement between the Trust and the custodian;

(g)	The Sub-Adviser shall respond promptly to any request from the Adviser or the Fund’s fund accountant for assistance in obtaining price sources for securities held by the Fund or determining a price when a price source is not available, and promptly review the prices used by the Fund’s accountant to determine net asset value and advise the Fund’s accountant promptly if any price appears to be incorrect;

(h)	The Sub-Adviser hereby represents that it has adopted a written code of ethics complying with the requirements of rule 17j-1 under the 1940 Act and will provide the Adviser and the Trust with a copy of the code and evidence of its adoption. Within 45 days of the last calendar quarter of each year while this agreement is in effect, the Sub-Adviser shall provide to the board a written report that describes any issues arising under the code of ethics since the last report to the board, including, but not limited to, information about material violations of the code and sanctions imposed in
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response to the material violations; and which certifies that the sub-adviser has adopted procedures reasonably necessary to prevent access persons (as that term is defined in rule 17j-1) from violating the code;

(i)	The Sub-Adviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable federal and state regulations. The Sub-Adviser shall provide to the trust's chief compliance officer an annual written report regarding the sub- adviser's compliance program.

Custodian. The assets of the Fund shall be held by an independent custodian, not Adviser nor Sub-Adviser. The Sub-Adviser is authorized to give instructions to the custodian with respect to all investment decisions regarding the Fund and the custodian is authorized and directed to effect transactions for the Fund and otherwise take such actions as the Sub-Adviser shall reasonably direct in connection with the performance of the Sub-Adviser 's obligations in respect of the Fund.

Risk Acknowledgment. Adviser acknowledges that Sub-Adviser does not guarantee the future performance of the Fund or any specific level of performance, nor the success of Sub- Adviser's overall management of the Fund. Accordingly, Adviser acknowledges and agrees that Sub-Adviser shall not have any legal or financial responsibility for performance or losses unless directly attributable to the gross negligence or willful misconduct of the Sub-Adviser, including the Sub-Adviser’s failure to adhere to any investment policies and restrictions as described in the Fund’s prospectus and statement of additional information.

Directions to the Sub-Adviser. Adviser will be responsible for forwarding Adviser and/or Trust directions, notices and instructions to Sub-Adviser, in writing, which shall be effective upon receipt by the Sub-Adviser. The Sub-Adviser shall be fully protected in relying upon any such direction, notice, or instruction until it has been duly advised in writing of changes therein.

Execution of Purchase and Sale Orders. In connection with purchases or sales of portfolio securities for the account of the Fund, the Sub-Adviser will arrange for the placing of all orders for the purchase and sale of portfolio securities for the account with brokers or dealers selected by the Sub-Adviser, subject to review of this selection by the Board from time to time. The Sub-Adviser will be responsible for the negotiation and the allocation of principal business and portfolio brokerage. In the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser will at all times seek, for the Fund the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer.

The Sub-Adviser should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. In seeking best qualitative execution, the Sub- Adviser is authorized to select brokers or dealers who also provide brokerage and research services to the Fund and/or the other accounts over which it exercises investment discretion.

The Sub-Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing the Fund’s portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the

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Sub-Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or the Sub- Adviser's overall responsibilities with respect to the Fund and to accounts over which the Sub- Adviser exercises investment discretion. The Trust and the Sub-Adviser understand and acknowledge that, although the information may be useful to the Fund and the Sub-Adviser, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund. The Sub-Adviser may not give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute Fund portfolio transactions.

Subject to the provisions of the 1940 Act, and other applicable law, the Sub-Adviser, any of its affiliates or any affiliates of its affiliates may retain compensation in connection with effecting the Fund's portfolio transactions, including transactions effected through others. If any occasion should arise in which the Sub-Adviser gives any advice to clients of the Sub-Adviser concerning the shares of the Fund, the Sub-Adviser will act solely as investment counsel for such client and not in any way on behalf of the Fund. The Sub-Adviser's services to the Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that the Sub-Adviser may render investment advice, management and other services to others, including other registered investment companies.

Books and Records. The Sub-Adviser shall keep the Trust's books and records required to be maintained by it pursuant to Section 2(e) of this Agreement. The Sub-Adviser agrees that all records that it maintains for the Trust are the property of the Trust and it will promptly surrender any of such records to the Trust upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Sub-Adviser with respect to the Trust by Rule 31a-1 under the 1940 Act.

Expenses of the Sub-Adviser. During the term of this Agreement, the Sub-Adviser will pay all expenses (including without limitation the compensation of all trustees or officers of the Trust, if any, who are “interested persons” of the Sub-Adviser, as defined in the 1940 Act) incurred by it in connection with its activities under this Agreement other than the cost of securities and investments purchased for the Fund (including taxes and brokerage commissions, if any). Notwithstanding the foregoing, the Sub-Adviser is not obligated to pay the compensation or expenses of the Trust's Chief Compliance Officer, regardless of whether the Chief Compliance Officer is affiliated with the Sub-Adviser.

Compensation of the Sub-Adviser. For the services provided and the expenses borne pursuant to this Agreement, the Adviser will pay to the Sub-Adviser as full compensation therefor a fee equal to fifty percent (0.50) of the net advisory fees paid by the Fund to the Adviser as described in the Prospectus. Net advisory fees are defined as management fees less fee waivers due to the expense caps. This fee for each month will be paid to the Sub-Adviser during the succeeding month. The Adviser is solely responsible for the payment of the Sub- Adviser's fees, and the Sub-Adviser agrees not to seek payment of its fees from the Trust or the Fund.

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Liability. Neither the Sub-Adviser nor its shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof (together, the “Sub-Adviser Affiliates”) shall be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates except that the Sub-Adviser shall be liable for a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part or on the part of any of the Sub- Adviser Affiliates in the performance of their duties or from reckless disregard of their obligations and duties under this Agreement.

Any person, even though also a director, officer, employee, shareholder, member or agent of the Sub-Adviser, who may be or become an officer, director, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the Sub-Adviser's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder, member or agent of the Sub-Adviser, or one under the Sub-Adviser's control or direction, even though paid by the Sub-Adviser.

Duration and Termination. The term of this Agreement shall begin on the date of the Change of Control and, unless sooner terminated as hereinafter provided, shall continue in effect for a period of two (2) years. This Agreement shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually (a) by a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by vote of the Trust's Board of Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Sub-Adviser shall furnish to the Adviser and the Trust, promptly upon their request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

This Agreement may be terminated at any time on 60 day’s prior written notice to the Sub-Adviser, without the payment of any penalty, (i) by vote of the Board of Trustees, (ii) by the Adviser, (iii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or (iv) in accordance with the terms of any exemptive order obtained by the Trust or the Fund under Section 6(c) of the 1940 Act, exempting the Trust or the Fund from Section 15(a) and Rule 18f-2 under the 1940 Act. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on at least 60 days' prior written notice to the Adviser and the Trust. Termination of this Agreement and/or the services of the Sub-Adviser will not affect (i) the validity of any action previously taken by Sub-Adviser under this Agreement; (ii) liabilities or obligations of the parties for transactions initiated before termination of this Agreement; or (iii) the Fund’s obligation to pay advisory fees to Adviser. If this Agreement is terminated by the Adviser or Sub-Adviser, Sub-Adviser will have no further obligation to take any action subsequent to termination with respect to the Fund except as may be reasonably required pursuant to the notice of termination and in furtherance of its role as a fiduciary in order to facilitate an orderly transition

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of the management of the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

Non-Exclusive Management. Sub-Adviser, its officers, employees, and agents, may have or take the same or similar positions in specific investments for their own accounts, or for the accounts of other clients, as the Sub-Adviser does for the Fund. Adviser expressly acknowledges and understands that Sub-Adviser shall be free to render investment advice to others and that Sub-Adviser does not make its investment management services available exclusively to Adviser or the Fund. Nothing in this Agreement shall impose upon the Sub-Adviser any obligation to purchase or sell, or to recommend for purchase or sale, for the Fund any security which the Sub- Adviser, its principals, affiliates or employees, may purchase or sell for their own accounts or for the account of any other client, if in the reasonable opinion of the Sub-Adviser such investment would be unsuitable for the Fund or if the Sub-Adviser determines in the best interest of the Fund such purchase or sale would be impractical.

Good Standing. Adviser and Sub-Adviser hereby warrant and represent that they are each investment advisers in good standing that their respective regulatory filings are current and accurately reflect their advisory operations, and that they are in compliance with applicable state and federal rules and regulations pertaining to investment advisers. In addition, Adviser and Sub-Adviser further warrant and represent that neither is (nor any of their respective Associated Persons are) subject to any statutory disqualification set forth in Sections 203(e) and 203(f) of the Investment Advisers Act of 1940 (or any successor Advisers Act sections or rules), nor are they currently the subject of any investigation or proceeding which could result in statutory disqualification. Adviser and Sub-Adviser acknowledge that their respective obligations to advise the other with respect to these representations shall be continuing and ongoing, and should any representation change for any reason, each warrants to advise the other immediately, together with providing the corresponding pertinent facts and circumstances.

Amendment. This Agreement may be amended by mutual consent of the Adviser and the Sub-Adviser, provided the Trust approves the amendment (a) by vote of a majority of the Trustees of the Trust, including Trustees who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) if required under then current interpretations of the 1940 Act by the Securities and Exchange Commission, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

Privacy Notice/Confidentiality. The Adviser and Sub-Adviser acknowledge prior receipt of the other’s Privacy Notice and Policy. Adviser and Sub-Adviser agree to safeguard all information pertaining to the Fund consistent with the requirements of applicable state and federal privacy statutes pertaining to registered investment advisers.

Notice. Whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, shall be signed by or on behalf of the party giving the notice and shall be mailed by first class or express mail, or sent by courier or facsimile with confirmation of transmission to the other party at the addresses or facsimile numbers specified on page 1 or to such other address as a party may from time to time specify to the other party by such notice hereunder. Any such notice shall be deemed duly given when delivered at such address.

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Arbitration. Subject to the conditions and exceptions noted below, and to the extent not inconsistent with applicable law, in the event of any dispute pertaining to this Agreement, Sub- Adviser and Adviser agree to submit the dispute to arbitration in accordance with the auspices and rules of the American Arbitration Association (“AAA”), provided that the AAA accepts jurisdiction. Sub-Adviser and Adviser understand that such arbitration shall be final and binding, and that by agreeing to arbitration, Adviser and Sub-Adviser are waiving their respective rights to seek remedies in court, including the right to a jury trial.

Indemnification. (a) Adviser agrees to defend, indemnify and hold harmless Sub-Adviser and Sub-Adviser’s officers, directors, members, employees and/or agents from any and all claims, losses, damages, liabilities, costs and/or expenses directly resulting from the violation of any of the terms of this Agreement by Adviser.

(b) Sub-Adviser agrees to defend, indemnify and hold harmless the Adviser and each of Adviser’s officers, directors, members, employees and/or agents from any and all claims, losses, damages, liabilities, costs and/or expenses directly resulting from the violation of any of the terms of this Agreement by Sub-Adviser.

Adviser and Sub-Adviser’s obligations under this paragraph shall survive the termination of this Agreement.

Governing Law. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof, and (b) any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Binding Effect. Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated and that his signature will operate to bind the party indicated to the foregoing terms.

Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereto or otherwise affect their construction or effect.

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Change of Control. The Sub-Adviser shall notify Adviser and the Trust in writing at least 60 days in advance of any change of control, as defined in Section 2(a)(9) of the 1940 Act, as will enable the Trust to consider whether an assignment, as defined in Section 2(a)(4) of the 1940 Act, would occur.

Other Business. Except as set forth above, nothing in this Agreement shall limit or restrict the right of any of the Sub-Adviser's directors, officers or employees who may also be a trustee, officer, partner or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Sub-Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

[The remainder of this page is blank. Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below.

Rational Advisors, Inc.	ReSolve Asset Management, Inc.
By: /s/ Jerry Szilagyi	By: /s/ Adam Butler
Name: Jerry Szilagyi	Name: Adam Butler
Title: Chief Executive Officer	Title: Chief Executive Officer

Dated: as of December 13, 2019

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Rational/ReSolve Adaptive Asset Allocation Fund

a series of Mutual Fund and Variable Insurance Trust

36 North New York Avenue

Huntington, NY 11743

1-800-253-0412

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to Rational/ReSolve Adaptive Asset Allocation Fund (the “Fund”), a series of Mutual Fund and Variable Insurance Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes the recent approval of a new sub-advisory agreement between the Fund’s investment adviser, Rational Advisors, Inc. (“Rational”), and ReSolve Asset Management Inc. (the “Sub-Adviser”). At a meeting held on December 13, 2019, the Trustees, all of whom are individuals who are not interested persons (as defined in the Investment Company Act of 1940, as amended (Independent Trustees), unanimously approved a sub-advisory agreement between Rational and the Sub-Adviser.

An affiliate of Rational, Catalyst Capital Advisors, LLC, has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows certain sub-adviser changes to be made without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Trust’s website.

This Notice of Internet Availability of the Information Statement is being mailed on or about March 25, 2020 to shareholders of record of the Fund as of March 11, 2020. The Information Statement will be available on the Trust’s website at http://rationalmf.com until at least June 23, 2020. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at info@rationalmf.com or toll-free at 1-800-253-0412.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.